UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2020

ROCKWELL MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601
(Address of principal executive offices, including zip code)

(248) 960-9009
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of New Director
On June 10, 2020, the board of directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) appointed Allen Nissenson, MD to the Board as a Class I Director to serve until the Company’s 2022 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective on June 11, 2020.
Dr. Nissenson, age 73, has served as Emeritus Chief Medical Officer of DaVita Kidney Care, a division of DaVita HealthCare Partners, since January 2020. He previously served as Chief Medical Officer of DaVita Kidney Care from August 2008 to December 2019. Dr. Nissenson is also currently an Emeritus Professor of Medicine at the David Geffen School of Medicine at University California Los Angeles, where he previously served as Director of the Dialysis Program and Associate Dean. He has served on the board of Angion Biomedica Corp., a late-stage biopharmaceutical company, since January 2020. He is the immediate past Chair of Kidney Care Partners and immediate past Co-Chair of the Kidney Care Quality Alliance. He is a former president of the Renal Physicians Association and current member of the Government Affairs Committee. Dr. Nissenson also previously served as President of the Southern California End-Stage Renal Disease Network, as well as Chair of the Medical Review Board. Dr. Nissenson earned his B.S. from Northwestern University and his M.D. from Northwestern University Medical School.
In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A (No. 000-23661), Dr. Nissenson will receive an annual cash retainer of $60,000 for his service as a director. In addition, Dr. Nissenson will be granted an option to purchase such number of shares of the Company’s common stock with an aggregate grant date fair value equal to approximately $57,500 using the Company’s current Black-Scholes valuation model at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on June 11, 2020 and restricted stock units with an aggregate grant date fair value equal to approximately $57,500 for his service as a director. The aggregate grant date fair value of the equity awards will be calculated using the higher of $2.50 or the closing price of the Company’s common stock on The Nasdaq Global Market on June 11, 2020. The equity awards will be made under the Company’s 2018 Amended and Restated Long Term Incentive Plan. The restricted stock units and the shares underlying the option will vest and become exercisable on June 11, 2021, subject to Dr. Nissenson’s continued service to the Company. Dr. Nissenson will enter into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 000-23661) filed on August 30, 2019.
There are no arrangements or understandings between Dr. Nissenson and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. Nissenson and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Resignation of Chief Financial Officer
On June 5, 2020, Angus Smith notified the Company of his decision to resign as the Company’s Chief Financial Officer and principal financial officer, effective as of July 3, 2020 (the “Effective Date”), in order to accept another chief financial officer position in the biopharmaceutical industry. Mr. Smith will continue in his current role through the Effective Date and will provide consulting services to the Company for up to three months following the Effective Date to assist with the transition of his responsibilities and other related matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: June 10, 2020	By:	/s/ Russell Ellison
Russell Ellison
Chief Executive Officer